UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2009

AMH HOLDINGS, LLC
 (Exact name of registrant as specified in its charter)

Delaware	333-115543	16-1693178
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3773 State Road Cuyahoga Falls, Ohio	44223
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 929-1811

NONE
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.

Purchase Agreement

On June 16, 2009, Associated Materials, LLC (“Associated”), a wholly owned indirect subsidiary of AMH Holdings, LLC, a Delaware limited liability company (the “Company”), announced that it had entered into a Purchase Agreement (the “Purchase Agreement”) providing for the issuance of $20.0 million principal amount of its 15% Senior Subordinated Notes due 2012 (the “New Associated Notes”) to certain institutional investors (the “Purchasers”) for aggregate cash consideration of $20.0 million. The net proceeds of the issuance of the New Associated Notes will be used to repay indebtedness under Associated’s revolving credit facility.

In connection with the entry into the Purchase Agreement, certain of the Purchasers and their affiliates also entered into the Exchange Agreement described below in Item 8.01 with the Company’s direct parent, AMH Holdings II, Inc. (“AMH II”). Such Purchasers and their affiliates currently own all of the outstanding 13.625% Senior Notes due 2014 of AMH II.

The transactions contemplated by the Purchase Agreement and the Exchange Agreement are subject to certain conditions to closing, including that the restricted payments basket under the indenture of the Company be increased by at least $8 million through the exchange of debt for equity or the receipt by AMH II of an equivalent amount of additional equity capital. As of April 4, 2009, the amount of the restricted payments basket under the indenture of AMH, net of restricted payments made through that date, was approximately $7 million, with an additional $7.5 million available for payments through a general basket under the indenture. There can be no assurance that the conditions to closing will be satisfied.

The New Associated Notes, which will mature on July 15, 2012, will pay interest quarterly in arrears at a rate of 15% per annum. The New Associated Notes will rank pari passu with Associated’s existing 9 3/4% Senior Subordinated Notes due 2012 (the “Existing Associated Notes”) and will be subordinated in right of payment to all unsubordinated indebtedness of Associated. Associated’s payment obligations under the New Associated Notes will be guaranteed by the same subsidiaries and according to substantially the same terms as under the Existing Associated Notes. The New Associated Notes will be redeemable at Associated’s option, at an initial redemption price of 101% plus accrued and unpaid interest to the redemption date, with the redemption price declining to 100% on December 22, 2009.

The New Associated Notes will be subject to covenants that, among other things and subject in each case to certain specified exceptions, limit the ability of Associated and of certain restricted subsidiaries: (i) to incur additional indebtedness; (ii) to make restricted payments; (iii) to incur restrictions on subsidiaries’ ability to make distributions or transfer assets to Associated; (iv) to sell assets or stock of subsidiaries; (v) to enter into transactions with affiliates; and (vi) to merge or consolidate with, or sell all or substantially all assets to, a third party or undergo a change of control.

The following events of default will apply to the New Associated Notes: (i) default in the payment of interest, continued for 30 days; (ii) default in the payment of principal when due; (iii) failure by Associated to comply with its covenants, subject to applicable grace periods; (iv) payment default after maturity, or acceleration following other defaults, with respect to indebtedness of Associated or any significant subsidiary exceeding $10.0 million; (v) default with respect to any indebtedness of Associated ranking equal or junior to the Associated Notes, for which all applicable grace periods have expired, which would permit acceleration of more than $10.0 million of such indebtedness; (vi) certain events of bankruptcy, insolvency or reorganization with respect to AMH II, the Company, Associated or any significant subsidiary; (vii) certain undischarged judgments or decrees for the payment of money exceeding a specified threshold; and (viii) any guaranty of the Associated Notes by a subsidiary of Associated ceasing to be in full force and effect for 30 days after notice or any such guarantor denying or disaffirming its obligations under its guaranty.

In the event of a change of control (as defined in the indenture) of Associated, holders of the Associated Notes will have the right to require Associated to repurchase their notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to the repurchase date.

The New Associated Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to purchase the New Associated Notes.

The foregoing description of the Purchase Agreement and the terms of the New Associated Notes is qualified in its entirety by reference to the Purchase Agreement (including the form of indenture governing the New Associated Notes attached thereto), a copy of which is attached hereto as Exhibit 10.1 and which is incorporated by reference into this Item 1.01.

Intercompany Loan Agreement

On June 16, 2009, Associated announced that it had entered into an intercompany loan agreement (the “Intercompany Loan Agreement”) with AMH II, pursuant to which Associated agreed to make loans (the “Loans”) to AMH II from time to time in an amount not to exceed an aggregate outstanding principal amount of approximately $33.0 million at any one time, plus accrued interest. Interest will accrue on the Loans at the rate of 3% per annum. Such interest will be added to the then outstanding principal amount of the Loans on a semi annual basis. The Loans and accrued but unpaid interest thereon will mature on May 1, 2015.

The foregoing description of the Intercompany Loan Agreement is qualified in its entirety by reference to such agreement, a copy of which is attached hereto as Exhibit 10.2 and which is incorporated by reference into this Item 1.01.

Amendment to Loan and Security Agreement

In addition, on June 16, 2009, Associated announced that it had entered into an amendment of its outstanding revolving credit facility in order to permit certain of the foregoing transactions.

The foregoing description of the amendment to the Loan and Security Agreement is qualified in its entirety by reference to such agreement, a copy of which is attached hereto as Exhibit 10.3 and which is incorporated by reference into this Item 1.01.

ITEM 8.01. OTHER EVENTS.

On June 16, 2009, Associated announced that AMH II had entered into an Exchange Agreement (the “Exchange Agreement”) pursuant to which AMH II agreed with the holders of its 13.625% Senior Notes due 2014 (the “Existing AMH II Notes”) to exchange all of the outstanding Existing AMH II Notes for $20.0 million in cash and $13.066 million original principal amount of its 20% Senior Notes due 2014 (the “New AMH II Notes”). The New AMH II Notes, which will mature on December 1, 2014, will pay interest semi annually in arrears at a rate of 20% per annum. Such interest may either be paid in cash or may be added to the then outstanding principal amount of the New AMH II Notes on a semi annual basis. The New AMH II Notes will be senior unsecured obligations of AMH II. Covenants and events of default with respect to the New AMH II Notes will be generally similar in type to those provided for in the indenture governing the New Associated Notes.

As described above in Item 1.01, the transactions contemplated by the Exchange Agreement are subject to certain conditions to closing, the satisfaction of which cannot be assured.

The New AMH II Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to purchase the New AMH II Notes.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits.

Exhibit
No.	Description
10.1	Purchase Agreement, dated June 16, 2009, between Associated Materials, LLC, Apollo Investment Corporation, The Northwestern Mutual Life Insurance Company and Special Situations Investing Group, Inc.
10.2	Intercompany Loan Agreement, dated June 16, 2009, between Associated Materials, LLC and AMH Holdings II, Inc.
10.3
Amendment No. 1, dated June 16, 2009, by and among Wachovia Bank, National Association, a national banking association, in its capacity as administrative agent pursuant to the Loan and Security Agreement acting for and on behalf of the parties thereto as lenders, certain of the parties to the Loan and Security Agreement as lenders, Associated Materials, LLC, Gentek Building Products, Inc. and Gentek Building Products Limited, as borrowers, and Associated Materials Holdings, LLC, Alside, Inc. and Gentek Holdings, LLC, as guarantors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMH HOLDINGS, LLC
(Registrant)

By: /s/ Cynthia L. Sobe
     Cynthia L. Sobe
     Vice President

Date: June 22, 2009

Exhibit Index

Exhibit
No.	Description
10.1	Purchase Agreement, dated June 16, 2009, between Associated Materials, LLC, Apollo Investment Corporation, The Northwestern Mutual Life Insurance Company and Special Situations Investing Group, Inc.
10.2	Intercompany Loan Agreement, dated June 16, 2009, between Associated Materials, LLC and AMH Holdings II, Inc.
10.3
Amendment No. 1, dated June 16, 2009, by and among Wachovia Bank, National Association, a national banking association, in its capacity as administrative agent pursuant to the Loan and Security Agreement acting for and on behalf of the parties thereto as lenders, certain of the parties to the Loan and Security Agreement as lenders, Associated Materials, LLC, Gentek Building Products, Inc. and Gentek Building Products Limited, as borrowers, and Associated Materials Holdings, LLC, Alside, Inc. and Gentek Holdings, LLC, as guarantors